UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  June 28, 2006

DE BEIRA GOLDFIELDS INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-51707	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 Ledgar Road, Balcatta, Western Australia		6021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 011-61-89-240-2836

n/a
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01. Entry into a Material Definitive Agreement.

Pursuant to the terms and conditions of a letter agreement, De Beira Goldfields Inc. has reached an agreement to acquire an 80% interest in Minera Nanguita CA (the “Subsidiary”), which owns the mineral exploration property in Ecuador (the “Property”). De Beira has agreed to acquire the 80% interest in the Subsidiary from Emco Corporation (“Emco”) for an aggregate purchase price comprising of 3 million restricted common shares in the capital of De Beira at a deemed price of not less than US$10.00 per common share and a cash payment of US$400,000.

The parties further agreed to enter into a more formal agreement, which will be conditional on the following:

a.	De Beira paying a deposit of US$500,000 to Emco (the “Deposit”) on the acceptance of the letter agreement by Emco. The Deposit was paid to Emco on June 16, 2006.

b.	De Beira will be allowed to conduct due diligence on the Property, which will be completed not later than July 7, 2006.

At the completion of its due diligence on the Property, De Beira will negotiate and enter into a formal agreement. The formal agreement will provide, among other terms and conditions, the following:

1.	The Deposit will be utilized and deemed to be for the following purposes:

i.	US$400,000 as comprising the cash portion of the purchase price for 80% interest in the Subsidiary to be paid to existing shareholders of the Subsidiary; and

ii.	US$100,000 as a loan from De Beira to the Subsidiary for expenditure on the Property.

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2.	De Beira will advance a further sum of US$7,000,000 to the Subsidiary for the following purposes:

i.	US$1,500,000 within 15 days of the completion of De Beira’s due diligence on the Property to be used for upgrade expenditures on the Property;

ii.	US$400,000 to be used for upgrades to the Property by July 31, 2006;

iii.	US$1,375,000 by October 2, 2006 to be paid to the Bank of Guayaquil for existing debt owed by the Subsidiary to the Bank of Guayaquil; and

iv.
the balance of US$3,725,000 to be used for exploration expenditures on the Property and to be paid equally over a period of five months beginning September 1, 2006 with the final payment due on January1, 2007.

3.
The Subsidiary will undertake to grant a mortgage over all its assets to De Beira as security against the loan funds provided by De Beira. The loan will be repaid from cash surpluses generated from production by the Subsidiary prior to any dividend or distribution payments to shareholders of the Subsidiary.

4.	The Subsidiary will appoint De Beira as the Joint Operator of the Property with the existing operator, Overton SA.

5.	De Beira will be responsible for keeping the Property and all permits in good standing during the term of the formal agreement.

If the formal agreement is not completed and closing does not occur by the close of business on July 10, 2006, Emco will immediately thereafter refund the Deposit to De Beira.

See Exhibit 10.3 - Letter Agreement for more details.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 19, 2006, Susmit Shah consented to and was appointed the Chief Financial Officer, the Treasurer and the Corporate Secretary of De Beira Goldfields Inc. by the board of directors.

Susmit Shah (49 years old) is a qualified chartered accountant and a member of The Institute of Chartered Accountants in Australia. Since 1994, Mr. Shah has worked as a chief financial officer and corporate secretary for a range of public listed companies. In this role, Mr. Shah has been involved in mergers and acquisitions, reverse listings, and project negotiations. Mr. Shah is presently company secretary for Caspian Oil & Gas Ltd., Contact Resources Ltd., Eneabba Gas Ltd., and Perseus Mining Ltd., all of which are listed on the Australian Stock Exchange. Mr. Shah is also a director of Burey Gold Ltd., which is planning to list on the Australian Stock Exchange.

There is no family relationship among the directors or officers.

During the last two years, there has been no transaction or proposed transaction that De Beira Goldfields Inc. was or is a party to in which Mr. Shah had or is to have a direct or indirect material interest.

Item 7.01. Regulation FD Disclosure.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 10.3, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

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The information contained in Exhibit 10.3 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
10.3	Letter agreement dated June 15, 2006, between De Beira Goldfields Inc. and Emco Corporation	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, De Beira Goldfields Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

DE BEIRA GOLDFIELDS INC.

By: /s/ Reg Gillard
Dated: June 28, 2006         Reg Gillard - CEO & President

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Exhibit 10.3

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De Beira Goldfields inc.
30 Ledgar Road
Balcatta, Western Australia
6021

June 15, 2006

Emco Corporation
World Trade Center Panama
Calle 53, Aptdo. 871295
Marbella, Panamá
República de Panamá
Fax 507-269-4991

Attention: Francisco Carrano

Dear Sirs:

Re: Acquisition of 80% interest of Minera Nanguita CA (“MINANCA”)

This letter will confirm our previous discussions concerning the proposed acquisition of an 80% interest in MINANCA (the “Subsidiary”) by De Beira Goldfields Inc. (“De Beira”).

This letter agreement sets forth the terms and conditions of the proposed acquisition, which, when accepted by Emco Corporation (“Emco”), will form a binding agreement between us, with such terms and conditions to be embodied in due course in a more formal agreement (the “Formal Agreement”), which will form a binding agreement among De Beira, Emco and the Subsidiary.

Based on our previous discussions and correspondence, De Beira agrees to acquire an 80% interest in the Subsidiary by acquiring 17,200 shares in the capital of the Subsidiary from Emco (the “Shares”) for an aggregate purchase price comprising of 3 million restricted common shares in the capital of De Beira at a deemed price of not less than US$10.00 per common share and a cash payment of US$400,000.

The Formal Agreement and the closing will be conditional upon the following:

a.	De Beira paying a deposit of US$500,000 to Emco on the acceptance of this letter agreement by Emco (funds to be wire transferred prior to public announcement).

b.	De Beira will be allowed to conduct due diligence on the property owned by the Subsidiary (collectively, the “Mine”).

c.	The due diligence to be conducted by De Beira will be completed by July 7, 2006.

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If the Formal Agreement is not completed and closing does not occur by the close of business on July 10, 2006, Emco will immediately thereafter refund the full amount of US$500,000 to De Beira, subject to the terms and conditions of paragraph 3 below.

The Formal Agreement will provide, among other terms and conditions, the following:

1.	Upon satisfactory completion and closing of the transaction proposed by this letter agreement, the US$500,000 deposit paid by De Beira will be utilized and deemed to be for the following purposes:

i.	US$400,000 as comprising the cash portion of the purchase price for the Shares and paid to existing shareholders of the Subsidiary; and

ii.	US$100,000 as a loan from De Beira to the Subsidiary for expenditure on the Mine.

2.	De Beira will advance a further sum of US$7,000,000 to the Subsidiary for the following purposes:

i.	US$1,500,000 within 15 days of the completion of De Beira’s due diligence on the Mine to be used for upgrade expenditures on the Mine;

ii.	US$400,000 to be used for upgrades to the Mine by July 31, 2006;

iii.	US$1,375,000 by October 2, 2006 to be paid to the Bank of Guayaquil for existing debt owed by the Subsidiary to the Bank of Guayaquil; and

iv.
the balance of US$3,725,000 to be used for exploration expenditures on the Mine and to be paid equally over a period of five months beginning September 1, 2006 with the final payment due on January1, 2007.

3.
The Subsidiary will undertake to grant a mortgage over all its assets to De Beira as security against the loan funds provided by De Beira under the terms of the previous paragraphs. The loan will be repaid from cash surpluses generated from production by the Subsidiary prior to any dividend or distribution payments to shareholders of the Subsidiary.

4.	The Shares will be held in escrow until the purchase price for the Shares is paid in full.

5.	The Subsidiary will appoint De Beira as the Joint Operator of the Mine with the existing operator, Overton SA.

6.	De Beira will be responsible for keeping the Mine and all permits in good standing during the term of the Formal Agreement.

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Miscellaneous

1.
It is understood that contained in the Formal Agreement will be the normal and usual covenants and warranties for a transaction of this nature, including among other things, but without limitation, due existence and good standing of the Subsidiary and the Mine. The Formal Agreement will also disclose and contain warranties concerning, without limitation, the correctness and accuracy of the financial statements; taxes; the holdings of permits, licences, consents and authorities necessary to carry on the business; the amount or value of liabilities, accounts receivable, all commitments for the payment of dividends, bonuses, salaries, management fees and employee benefits; all purchase orders and other obligations; and all outstanding guarantees and performance bonds.

2.
Pending the closing of the transaction, De Beira and its representatives will have, at reasonable times and with minimal disruption, access to the Subsidiary’s books and records, financial and operating data, material contracts and other information with respect to the business as De Beira will reasonably request.

3.	All information will be kept confidential and will be divulged by the parties only to their respective principals and professional advisors, unless required by law to be disclosed.

4.
Each of the parties will pay their own costs, expenses and fees (including, without limitation, legal counsel) incurred in connection with the preparation, execution and the consummation of this letter agreement and the Formal Agreement.

5.
This letter agreement and the Formal Agreement will be interpreted in accordance with the laws of the State of Nevada and will enure to the benefit of and be binding upon De Beira and Emco, and their respective heirs, successors and permitted assigns.

6.
De Beira and Emco agree to sign such further and other deeds and documents, including without limitation, the Formal Agreement and to give such further and other assurances as may be necessary to fully implement this letter agreement.

[The remainder of this page was intentionally left blank]

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If the foregoing accurately sets forth your understanding of our agreement, please sign this letter agreement where indicated below, which will then form a binding agreement between us, subject only to the terms and conditions aforesaid. We will then immediately begin preparation of the Formal Agreement.

Yours truly,

De Beira Goldfields Inc.

Per: /s/ Reg Gillard        c/s

Authorized Signatory

ACCEPTED AND AGREED TO THIS 15th DAY OF JUNE, 2006:

Emco Corporation

c/s     Per: /s/ Francisco Carrano
 Francisco Carrano, President

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